JOINT FILER INFORMATION





NAME:                           Frost Gamma Investments Trust

ADDRESS:                        4400 Biscayne Blvd
                                Miami, FL 33137

Designated Filer:               Phillip Frost, M.D.

Issuer and Ticker Symbol:       Continucare Corporation (CNU)

Date of Event Requiring
Statement:                      October 31, 2007







FROST GAMMA INVESTMENTS TRUST

         By:  /s/ Phillip Frost, M.D.
              ------------------------------------
              Phillip Frost, M.D., Trustee